Exhibit 99.1

INmune Bio Inc. Announces Second Quarter 2024 Results and Provides Business Update

Company to Host Conference Call Today, August 1, at 4:30pm ET

BOCA RATON, Fla., Aug. 01, 2024 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the quarter ended June 30, 2024 and provides a business update.

Q2 2024 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro™):

●	The Phase 2 randomized, blinded clinical trial for patients with Early Alzheimer’s Disease is on schedule to reach its final enrollment before the end of Q3 followed by top-line data approximately six months from the last patient enrolled.

●	Announced completion of blinded interim analysis of the ongoing Phase II Alzheimer’s Disease trial, confirming that the trial is appropriately powered to assess its primary and secondary cognitive endpoints, the Early Mild Alzheimer’s Cognitive Composite (EMACC) and CDR. The third-party evaluation concluded that the trial design, operational execution, data collection, and management are of the highest quality.

●	New Phase 1b analysis of proteomic data presented at AAIC shows XPro’s™ significant effects on a broad range of synaptic proteins and pathways. The analysis revealed that a 12-week treatment with XPro™ resulted in a significant change in synaptic proteins, which are essential for communication between neurons. The formation and elimination of synapses is executed by cells of the innate immune system such as astrocytes. When these cells are in a dysregulated inflammatory/immune state, synapse formation is reduced and synapse elimination is increased, resulting in loss of communication between neurons which, in the case of AD, results in cognitive impairment. Restoring synapses requires a normally functioning innate immune system.

●	The Company successfully completed extended stability validation for XPro™ at continuous storage in solution at 2C-8C. The 24 and 30-month stability test samples passed all chemistry and potency assays allowing the Company to make a conservative claim of 24-month stability and positioning it to meet the dosing demands envisioned in the Phase III trial.

●	Shared the progress of two early patients in the Phase 1b AD trial in Australia who have continued to receive XPro™ treatment under an open-label program administered by their treating physician. The video testimonials underscore XPro’s™ unique attributes that may halt progression of cognitive impairment versus existing treatments that slow the pace of, but do not stop the progression of, cognitive decline.

INKmune™ Platform:

●	Announced a new formulation of INKmune™ that supports single bag administration at the highest trial dose, and expansion of bioreactor capacity in preparation of scalable manufacturing. An IND amendment with the improved formulation has been submitted to the FDA that also includes additional validation data supporting an alternative critical reagent used in INKmune™ manufacturing, improving supply chain redundancy.

●	Completed the first cohort in the Phase I/II open label trial (the “CarePC” trial) of INKmune™ in metastatic castration-resistant prostate cancer (mCRPC). Following review by the Safety Review Committee (SRC), approval was granted to proceed with the second dose level (cohort 2) and two patients have been enrolled. Data from this open-label trial is expected to be released intermittently as it becomes available.

●	Patient enrollment in CarePC remains robust and on schedule. The first patient of the middle dose cohort will complete treatment this month and the 2nd patient of the middle dose cohort is about to be screened. The safety of INKmune™ remains excellent and all patients in the CarePC trial have been treated as an out-patient. Data from the trial is expected to be released later this year.

●	The most recent pre-clinical data and early clinical results with INKmune™ have been published in the peer-reviewed Journal for ImmunoTherapy of Cancer this month. The study demonstrates that memory-like natural killer (mlNK) cells, generated by either cytokine or INKmune™ priming, show increased cytotoxicity against multiple tumor types, offering promising potential for cancer immunotherapy. Importantly, while most studies are conducted on NK cells from healthy volunteers, this study demonstrated that mlNK from cancer patients are equally as potent as those generated from healthy volunteers, further supporting INKmune™’s in vivo treatment methodology. The research also provides new insights into the metabolic and physiological mechanisms underlying NK cell memory, paving the way for innovative treatments in both hematological malignancies and solid tumors.

Corporate:

●	The Company is presenting at BTIG’s Virtual Biotechnology Conference 2024 on Tuesday, August 6, 2024 at 8AM ET and will host one-on-one meetings August 5/6. This conference is being hosted by BTIG, a global financial services firm specializing in institutional trading, investment banking, research and related brokerage services. To join the conference, email.

●	Joined the broad-market Russell 3000® Index at the conclusion of the 2024 Russell US Indexes annual reconstitution, effective as of Monday, July 1st, 2024.

●	The Company successfully raised a combined $14.5 million of equity capital before placement agent fees and expenses in two separate transactions in late April. Of note, in the first $4.8 million offering, management and members of the Board of Directors purchased approximately 20% of the offering. Excluding shares and warrants acquired by insiders, both offerings were priced at-the-market.

●	Received a research and development rebates from Australia in July of approximately $2.5 million USD.

Upcoming Events and Milestones:

●	Full enrollment in the Phase II XPro™ trial for treatment of neuroinflammation as a cause of Alzheimer’s Disease is expected before the end of Q3 followed by top-line data approximately six months from the last patient enrolled.

●	Initiate a Phase II trial of XPro™ in patients with Treatment-Resistant Depression 2H 2024.

●	Expect to complete enrollment in the Phase I portion of INKmune™ in metastatic castration-resistant prostate cancer trial in Q4 2024. The Phase II portion is expected to complete enrollment in Q2, 2025, however we expect to provide periodic updates on the immunologic and therapeutic response to INKmune as data becomes available.

Financial Results for the First Quarter Ended June 30, 2024:

●	Net loss attributable to common stockholders for the quarter ended June 30, 2024 was approximately $9.7 million, compared to approximately $6.5 million during the quarter ended June 30, 2023.

●	Research and development expenses totaled approximately $7.1 million for the quarter ended June 30, 2024, compared to approximately $4.1 million during the quarter ended June 30, 2023.

●	General and administrative expenses were approximately $2.8 million for the quarter ended June 30, 2024, compared to approximately $2.3 million during the quarter ended June 30, 2023.

●	Other income (expense), net was approximately $0.1 million for the quarter ended June 30, 2024, compared to approximately ($0.1) million during the quarter ended June 30, 2023.

●	As of June 30, 2024, the Company had cash and cash equivalents of approximately $31.1 million.

●	As of August 1, 2024, the Company had approximately 19.8 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Second Quarter Conference Call when reaching an operator.

Date: August 1, 2024
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-800-225-9448
Participant Dial-in (international): 1-203-518-9708
Conference ID: INMUNE

A live audio webcast of the call can be accessed by clicking here or using this link:
https://viavid.webcasts.com/starthere.jsp?ei=1679432&tp_key=8a15b560a4

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through August 8, 2024, by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 11156467.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells). INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells have persisted for more than 100 days. These cells function in the hypoxic TME because due to upregulated nutrient receptors and mitochondrial survival proteins.

INKmune™ is a patient friendly drug treatment that does not require pre-medication, conditioning or additional cytokine therapy to be given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer. INKmune™ is treating patients in an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage inflammation and immunology biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss
Chief Financial Officer
(858) 964-3720

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Investor Contact:
Mike Moyer
Managing Director – LifeSci Advisors
mmoyer@lifesciadvisors.com

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$31,069	$35,848
Research and development tax credit receivable	3,143	1,905
Other tax receivable	270	537
Prepaid expenses and other current assets	1,013	1,510
Prepaid expenses – related party	-	142
TOTAL CURRENT ASSETS	35,495	39,942

Operating lease – right of use asset	363	414
Other assets	81	131
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$52,453	$57,001

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,282	$7,901
Accounts payable and accrued liabilities – related parties	139	35
Deferred liabilities	521	489
Current portion of long-term debt	4,979	9,921
Operating lease, current liability	130	119
TOTAL CURRENT LIABILITIES	15,051	18,465

Long-term operating lease liability	322	397
TOTAL LIABILITIES	15,373	18,862

COMMITMENTS AND CONTINGENCIES

Redeemable common stock, $0.001 par value; 75,697 shares issued and outstanding (Note 9)	799	799

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, and 19,706,732 and 17,950,776 shares issued and outstanding, respectively	20	18
Additional paid-in capital	178,767	159,143
Accumulated other comprehensive loss	(713)	(799)
Accumulated deficit	(141,793)	(121,022)
TOTAL STOCKHOLDERS’ EQUITY	36,281	37,340

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$52,453	$57,001

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
REVENUE	$-	$46	$14	$84

OPERATING EXPENSES
General and administrative	2,812	2,309	5,150	4,637
Research and development	7,053	4,148	15,746	8,281
Total operating expenses	9,865	6,457	20,896	12,918

LOSS FROM OPERATIONS	(9,865)	(6,411)	(20,882)	(12,834)

OTHER INCOME (EXPENSE), NET	119	(90)	111	(203)

NET LOSS	$(9,746)	$(6,501)	$(20,771)	$(13,037)

Net loss per common share – basic and diluted	$(0.50)	$(0.36)	$(1.11)	$(0.73)

Weighted average common shares outstanding – basic and diluted	19,307,323	17,945,995	18,666,898	17,945,995

COMPREHENSIVE LOSS
Net loss	$(9,746)	$(6,501)	$(20,771)	$(13,037)
Other comprehensive income (loss) – foreign currency translation	(44)	(4)	86	(13)
Total comprehensive loss	$(9,790)	$(6,505)	$(20,685)	$(13,050)

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,771)	$(13,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,129	3,600
Accretion of debt discount	58	125
Changes in operating assets and liabilities:
Research and development tax credit receivable	(1,238)	6,165
Other tax receivable	267	250
Prepaid expenses	497	1,320
Prepaid expenses – related party	142	4
Other assets	50	(31)
Accounts payable and accrued liabilities	1,381	(2,821)
Accounts payable and accrued liabilities – related parties	104	-
Deferred liabilities	32	(56)
Accrued liability – long-term	-	176
Operating lease liabilities	(13)	(10)
Net cash used in operating activities	(15,362)	(4,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock and warrants	15,497	-
Repayments of debt	(5,000)	-
Net cash provided by financing activities	10,497	-

Impact on cash from foreign currency translation	86	(13)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,779)	(4,328)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,848	52,153
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,069	$47,825

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$523	$930